UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KraneShares Trust
(Exact name of registrant as specified in its charter)

Delaware	47-1202096
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1270 Avenue of the Americas, 22nd Floor New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
KraneShares FTSE Emerging Markets Plus ETF*, shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-180870.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

*To be renamed the KraneShares MSCI All China Index ETF as of August 1, 2018.

Information Required In Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of KraneShares FTSE Emerging Markets Plus ETF (which will be renamed the KraneShares MSCI All China Index ETF as of August 1, 2018), a series of KraneShares Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 149 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-180870; 811-22698) as filed with the Securities and Exchange Commission on July 28, 2017, which description is incorporated herein by reference. Any form of supplement to the Registration Statement which was subsequently filed after July 28, 2017, is hereby also incorporated by reference herein.

Item 2.	Exhibits.

1.       The Trust’s Certificate of Trust, dated February 3, 2012, is incorporated herein by reference to Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-180870 and 811-22698), as filed with the Securities and Exchange Commission on April 20, 2012.

2.       The Trust’s Amended and Restated Declaration of Trust, dated June 7, 2017, is incorporated herein by reference to Exhibit (a)(2) of Post-Effective Amendment No. 145 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-180870 and 811-22698), as filed with the Securities and Exchange Commission on June 19, 2017.

3.       The Trust’s By-Laws are incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 145 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-180870 and 811-22698), as filed with the Securities and Exchange Commission on June 19, 2017.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 26, 2018

KraneShares Trust

By:	/s/ Jonathan Krane
Name:	Jonathan Krane
Title:	Trustee, Principal Executive Officer and Principal Financial Officer